UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2025, pursuant to the Purchase Agreement and in connection with the closing of the Transactions (each as defined below), Spire Global, Inc. (the “Company”) entered into a transition services agreement (the “TSA”) with Kpler Holding SA, a Belgian corporation (“Buyer”), pursuant to which the Company agreed to provide certain transitional services to Buyer for specified periods in exchange for Buyer’s payment of $7.5 million of services fees to the Company in 12 equal monthly installments following the effective date of the TSA, subject to a reduction of no more than $1.0 million of such fees upon early termination of the TSA. If the Company provides services pursuant to the TSA for more than 12 months, Buyer shall be obligated to pay the Company $437,500 per month if automatic identification system (AIS) data is provided and $83,333 per month if only other services are being provided. Buyer may extend the service term for a transitional service for up to three months upon no less than 30 days’ written notice and subject to mutual agreement of the parties as to incremental service fees.

In connection with the closing of the Transactions, on April 5, 2025, the Company, exactEarth Ltd. (“exactEarth”) and L3Harris Technologies, Inc. (“L3Harris”), entered into a confidential settlement agreement and mutual release (the “Settlement Agreement”), pursuant to which, upon the closing of the Transactions, Buyer paid L3Harris $17.0 million (the “Settlement”) for full and complete resolution and release of all disputes asserted in connection with the Amended and Restated Satellite AIS Business Agreement between exactEarth and L3Harris. The Company and Buyer further agreed that the Company would contribute $7.0 million of the Settlement in the form of a reduction to the cash paid by Buyer to the Company at the closing of the Transactions.

The foregoing descriptions of the TSA and the Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the TSA and the Settlement Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On April 25, 2025, the Company repaid with a portion of the proceeds of the Transactions all obligations and all amounts borrowed, and all obligations have terminated, under the Financing Agreement, dated as of June 13, 2022, by and between the Company, as borrower, Spire Global Subsidiary, Inc. and Austin Satellite Design, LLC, as guarantors, Blue Torch Finance LLC, a Delaware limited liability company, as administrative agent and collateral agent, and certain lenders (the “Financing Agreement”). The Company incurred approximately $2.8 million of exit fees and termination penalties in connection with the termination of the Financing Agreement. The description of the Financing Agreement contained in the Annual Report on Form 10-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 4, 2025 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 13, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Buyer, pursuant to which the Company agreed to sell its maritime business (the “Maritime Business”) to Buyer. The Maritime Business includes, among other things, contracts with customers of the Company’s maritime AIS data tracking service (other than customers associated with the U.S. federal government), certain related supply agreements, personnel supporting the business, and the equity of exactEarth. It does not include any part of the Company’s satellite network or operations, which were retained following the transactions contemplated by the Purchase Agreement (the “Transactions”).

On April 25, 2025, pursuant to the Purchase Agreement, Buyer and its affiliates acquired the Maritime Business for approximately $233.5 million, before adjustments, including the $7.0 million reduction agreed to in connection with the Settlement.

As a result of the closing, the previously disclosed agreement between the Company and Buyer to resolve the litigation brought by the Company to specifically enforce the Purchase Agreement has become effective, pursuant to which the parties have mutually released certain claims related to the transaction and the Company has agreed to stipulate to the dismissal with prejudice of its complaint.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 25, 2025, the Company issued a press release announcing the completion of the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the investor relations section of its website (www.ir.spire.com), its X account (@SpireGlobal), its Bluesky account (@spire.com) and LinkedIn page in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma financial information of the Company as adjusted to give effect to the Transactions and the repayment in full of all amounts owed under the Financing Agreement and the loan agreement with the Strategic Innovation Fund is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) Exhibits

Exhibits	Description
2.1

Share Purchase Agreement, dated November 13, 2024, between Kpler Holding SA and Spire Global, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 13, 2024).

10.1	Transition Services Agreement, dated April 25, 2025, between Kpler Holding SA and Spire Global, Inc.
10.2	Confidential Settlement Agreement and Mutual Release, dated April 25, 2025, among Spire Global, Inc., exactEarth Ltd. and L3Harris Technologies, Inc.
99.1	News release of Spire Global, Inc., dated April 25, 2025.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Spire Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including information about the parties’ obligations pursuant to the TSA, our commitment to dismiss with prejudice our complaint against Buyer, management's view of the Company’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current

Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	April 25, 2025	By:	/s/ Theresa Condor
		Name: Title:	Theresa Condor President and Chief Executive Officer